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                                                                    Exhibit 99.1
[Logo of Vencor, Inc. appears here]
                                       Contact:  W. Earl Reed, III
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 (502) 596-7380


                   VENCOR ANNOUNCES STOCK REPURCHASE PROGRAM

LOUISVILLE, Kentucky (October 23, 1997) - Vencor, Inc. (NYSE: VC) today announced that its Board of Directors has approved the repurchase of up to 3,000,000 shares of the Company's common stock. The authorization includes both open market purchases as well as private transactions from time to time. Vencor currently has approximately 70.0 million shares of common stock outstanding.

          W. Bruce Lunsford, Chief Executive Officer, commented, "We believe that investing in the Company's shares at current prices represents an attractive use of the Company's funds. Vencor's strong financial position will allow us to execute this program while maintaining our plans for the continued development of our integrated healthcare network."

          Vencor, a long-term healthcare company with over $3 billion in annual revenues, owns and operates a national network of hospitals, nursing centers and contract service providers in 46 states.